Exhibit 99.1

Spruce Power Announces Changes to its Board of Directors

--Deb Frodl and Sarah Sclarsic Transition off Board Effective December 31, 2022--

--Chris Hayes Elected as Chair Effective January 1, 2023--

WIXOM, Michigan (December 21, 2022) – Spruce Power (NYSE: SPRU) (“Spruce” or the “Company”; formerly known as XL Fleet), a leading owner and operator of distributed solar energy assets across the United States, today announced that Debora Frodl will be retiring, and Sarah Sclarsic will be stepping down, from the Company’s board of directors (the “Board”) effective December 31, 2022. Ms. Frodl is retiring after serving as a Company director since May 2018, and as Chair since December 2020. She has also served as chair of the Nomination and Governance Committee and as a member of the Audit Committee. Ms. Sclarsic, who has served on the board since December 2020 as a member of the Audit Committee, is departing to pursue opportunities through a climate technology venture capital firm that she co-founded in 2021.

“Deb has been a highly valued contributor to the Board and has driven the Company’s success,” said Eric Tech, Spruce Power’s chief executive officer. “Her strategic guidance, strong leadership, and high standard of excellence helped pivot our Company’s strategy, and now position Spruce as an emerging leader in rooftop residential solar. We are grateful for her dedication and commitment to the Company and wish her all the best as she embarks upon her next chapter.”

Tech continued, “We appreciate Sarah’s contributions and are confident she will find continued success as an early stage investor in companies that are creating a decarbonized global economy. Through her firm, Voyager Ventures, Sarah is making a difference in the world. We look forward to seeing many successful ventures from her in the years ahead.”

Simultaneous to Ms. Frodl’s retirement and Ms. Sclarsic’s resignation, the board has elected current director Chris Hayes as the new Chair, effective January 1, 2023. Mr. Hayes has served as a director of the Company since May 2018. Chris has more than twenty years’ experience in clean energy and sustainability and is founder and managing partner of Alturus, which invests in sustainable infrastructure projects. “I am enormously excited about Spruce Power becoming a high growth company in the distributed energy resources arena. We are positioned to be a leading provider of solutions to help homeowners create a cleaner and more sustainable future. The Company appreciates all the hard work from the team to transition the Company into a pure play distributed energy platform that maximizes investor value," said Mr. Hayes. “I am particularly grateful for the leadership contributions from Deb and Sarah over the years.”

More information can be found in the Corporate Governance on Spruce Power’s investor relations website at https://investors.sprucepower.com/governance/management/default.aspx.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners and small businesses to own and maintain rooftop solar and battery storage. Our as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company has more than 51,000 subscribers across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate the Spruce Power acquisition; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, warranty claims,  product liability claims and/or adverse publicity; results of operations, financial condition, regulatory compliance and customer experience; the potential loss of customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones, including supply chain and labor shortage challenges in the solar panel markets;  the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Contacts

Investor Contact: investors@sprucepower.com

Media Contact: PR@sprucepower.com